Exhibit 5.1

June 18, 2013

OncoGenex Pharmaceuticals, Inc.

1522 217th Place SE, Suite 100

Bothell, Washington 98021

Ladies and Gentlemen:

At your request, we have examined the prospectus supplement, dated June 18, 2013 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-184829 (the “Registration Statement”) filed by OncoGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, with respect to the sale of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, including the preferred stock purchase rights attached thereto (the “Rights”), up to an aggregate offering amount of $25,000,000, pursuant to the At-the-Market Issuance Sales Agreement (the “Sales Agreement”), dated June 18, 2013, by and between the Company and MLV & Co. LLC. The Shares are to be sold pursuant to the Prospectus Supplement and the base prospectus included in the Registration Statement, dated November 30, 2012 (together with the Prospectus Supplement, the “Prospectus”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) the Company’s Second Amended and Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware on May 28, 2013 (the “Restated Certificate”);

(2) the Company’s Fifth Amended and Restated Bylaws, certified by the Company’s Secretary on June 18, 2013 (the “Bylaws”);

(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference, and the Prospectus;

(4) the following minutes of meetings of the Company’s Board of Directors (the “Board”) and the Company’s stockholders at which the Restated Certificate and the Bylaws were approved: minutes of the meetings of the Board held on July 31, 2012 and March 19, 2013 and minutes of the meeting of the Company’s stockholders held on May 24, 2013.

OncoGenex Pharmaceuticals, Inc.

June 18, 2013

(5) the unanimous written consent of the Board dated June 14, 2013 at which the offering of the Shares and the entry into the Sales Agreement was approved;

(6) a certificate from the Company’s transfer agent dated June 18, 2013 verifying the number of the Company’s issued and outstanding shares of capital stock as of June 17, 2013;

(7) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware, dated June 17, 2013, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”);

(8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”);

(9) the Company’s Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock dated August 23, 1996;

(10) the Amended and Restated Rights Agreement dated July 24, 2002, by and between the Company and U.S. Stock Transfer Corporation (as amended by items 11 through 13 below, the “Rights Agreement”);

(11) the First Amendment to the Amended and Restated Rights Agreement dated October 17, 2005, by and between the Company and U.S. Stock Transfer Corporation;

(12) the Second Amendment to the Amended and Restated Rights Agreement dated August 10, 2006, by and between the Company and U.S. Stock Transfer Corporation;

(13) the Third Amendment to the Amended and Restated Rights Agreement dated May 27, 2008, by and between the Company and Computershare Trust Company, N.A.;

(14) that certain registration statement on Form 8-A/A filed by the Company with the Commission in accordance with the Securities Exchange Act of 1934, as amended, on July 25, 2002, as amended by Amendment No. 1 filed on October 18, 2005, Amendment No. 2 filed on August 14, 2006 and Amendment No. 3 filed on May 30, 2008;

(15) the Current Report on Form 8-K with which this opinion is filed as an exhibit (the “Form 8-K”); and

(16) the Sales Agreement.

OncoGenex Pharmaceuticals, Inc.

June 18, 2013

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of Washington and (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto as in effect on the date hereof.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Certificate of Good Standing and representations made to us by the Company.

With respect to the Rights, (i) this opinion does not address the determination of a court of competent jurisdiction may make regarding whether the Board would be required to redeem or terminate, or take action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, (ii) we have assumed that the Board acted in a manner consistent with its fiduciary duties as required under applicable law in adopting the Rights Agreement, and (iii) this opinion addresses the validity of the Rights and the Rights Agreement in their entirety, and we render no opinion as to the validity of any particular provision of the Rights Agreement or of Rights issued thereunder or as to the effect of the exercise by the Company of its rights under each such provision on the validity of the Rights agreement and the Rights in their entirety.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

OncoGenex Pharmaceuticals, Inc.

June 18, 2013

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

(2) With respect to the Shares and the Rights attached thereto, when the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, then (x) such Shares will be validly issued, fully paid and nonassessable and (y) the Rights attached thereto will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Sincerely,

/s/ Fenwick & West LLP

FENWICK & WEST LLP